UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 9, 2010
(Date of earliest event reported)

Maxim Integrated Products, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34192	94-2896096
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 San Gabriel Drive
Sunnyvale, California    94086
(Address of principal executive offices including zip code)

(408) 737-7600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On April 9, 2010, Maxim Integrated Products, Inc., a Delaware corporation ("Maxim") entered into an Agreement and Plan of Merger (the "Merger Agreement") with MIP Tropic, Inc., a wholly-owned subsidiary of Maxim ("Merger Sub"), Teridian Semiconductor Holdings Corporation, a Delaware corporation ("Teridian"), GGC Services Holdco, LLC, not individually, but solely in its capacity as the representative of the securityholders of Teridian (the "Stockholder Representative"), and Teridian Semiconductor Corporation, a California corporation, solely for purposes of Article 5 of the Merger Agreement, pursuant to which, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Teridian (the "Merger").

Pursuant to the Merger Agreement, Maxim will acquire Teridian, a semiconductor company that designs, markets and sells integrated circuits focusing on the smart meter and energy measurement markets, for approximately $315 million in cash, a portion of which is to be placed in escrow.

Pursuant to the Merger Agreement, Teridian will deliver information required to be given to its stockholders in connection with the Merger and solicit their consent for the Merger. Certain officers and stockholders of Teridian, whose shares represent approximately 88.5% of the issued and outstanding shares of voting stock of Teridian, have already executed a written consent approving the Merger.

The consummation of the Merger is subject to various closing conditions, including but not limited to, the expiration or termination of the waiting period applicable to the proposed Merger under the Hart-Scott-Rodino Act.  Maxim currently anticipates that the Merger will be completed in the fourth quarter of its current fiscal year. There can be no assurances that the Merger will be consummated in that time period.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On April 12, 2010, Maxim issued a press release announcing that it had entered into the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 including the exhibit hereto is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  The information in this Item 7.01 (including the exhibit hereto) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to this Item 7.01 in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits
2.1

Agreement and Plan of Merger, dated April 9, 2010, by and among Maxim Integrated Products, Inc., MIP Tropic, Inc., Teridian Semiconductor Holdings Corporation, GGC Services Holdco, LLC, not individually, but solely in its capacity as the representative of the securityholders of Teridian, and Teridian Semiconductor Corporation (solely for purposes of Article 5 hereof).*

	99.1	Press Release of Maxim dated April 12, 2010 (this is being furnished and shall not be deemed "filed" as set forth in Item 7.01 hereof).

*Certain schedules have been omitted and Maxim agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAXIM INTEGRATED PRODUCTS, INC.

By: /s/ Bruce E. Kiddoo Bruce E. Kiddoo Senior Vice President and Chief Financial Officer

Date: April 13, 2010

EXHIBIT INDEX

Exhibit	Description
2.1

Agreement and Plan of Merger, dated April 9, 2010, by and among Maxim Integrated Products, Inc., MIP Tropic, Inc., Teridian Semiconductor Holdings Corporation, GGC Services Holdco, LLC, not individually, but solely in its capacity as the representative of the securityholders of Teridian, and Teridian Semiconductor Corporation (solely for purposes of Article 5 hereof).*      Also provided in PDF format as a courtesy.

99.1	Press Release of Maxim dated April 12, 2010 (this is being furnished and shall not be deemed "filed" as set forth in Item 7.01 hereof). Also provided in PDF format as a courtesy.
*Certain schedules have been omitted and Maxim agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules upon request.